Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS FOURTH QUARTER AND YEAR-END 2008 EARNINGS

Diluted Earnings per Share from Continuing Operations of $0.07

NAPLES, FLORIDA (February 23, 2009) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the fourth quarter and year ended December 31, 2008. For the quarter, HMA reported net revenue of $1,111.8 million and earnings, before interest, income taxes, depreciation and amortization, gain on early extinguishment of debt, impairments of assets, and minority interests (“EBITDA”) of $146.7 million. Income from continuing operations was $29.0 million, or $0.12 per diluted share, and net income was $14.5 million, or $0.06 per diluted share. Included in diluted EPS from continuing operations is a $26.4 million net gain from the early extinguishment of debt and a $6.2 million investment impairment. Excluding this gain and impairment, diluted EPS from continuing operations would have been $0.07, as shown in the tables accompanying this press release. Such tables also contain a reconciliation of income from continuing operations to EBITDA, which is not a GAAP measure, and contain other information regarding HMA’s use of EBITDA.

For continuing operations, compared to the prior year’s fourth quarter: net revenue increased 3.3%; net revenue per adjusted admission increased 2.1%; adjusted admissions (reflecting total admissions adjusted for outpatient volume) increased 1.1%; admissions decreased 0.2%, (excluding uninsured admissions, admissions increased 0.3%); emergency room visits decreased 2.2%; and surgeries decreased 2.3%. EBITDA from continuing hospital operations for the quarter was $175.5 million, which represented a margin of 15.8%.

“We are pleased with the operating improvements we generated in the fourth quarter and believe that we are beginning to experience some initial traction as a result of our renewed focus on emergency room operations, physician recruitment and market development,” said Gary D. Newsome, HMA’s President and Chief Executive Officer. “We are encouraged by the volume improvement we witnessed in the fourth quarter when compared to the second and third quarters of 2008. Together with the expense reductions already in place, we believe we can achieve the objectives we have set for 2009.”

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Health Management Associates, Inc./Page 2

During the fourth quarter, HMA repurchased in the open market $50.0 million of its 3.75% Convertible Senior Subordinated Notes due 2028. As a result, HMA recorded a $26.4 million net gain on the early extinguishment of debt. HMA has repurchased an additional $50.5 million of its 3.75% Convertible Senior Subordinated Notes due 2028 in the open market thus far during 2009. HMA expects to continue to purchase 2028 notes in the open market on an opportunistic basis. In 2008, HMA reduced its indebtedness by $522.5 million, representing approximately 14.0% of its outstanding debt as of January 1, 2008.

HMA’s provision for doubtful accounts, or bad debt expense, was $130.2 million, or 11.7% of net revenue, for the fourth quarter compared to $132.7 million, or 12.3% of net revenue, for the same quarter a year ago.

Uninsured discounts for the fourth quarter were $144.1 million, compared to $149.0 million for the same period a year ago, and $149.8 million for the third quarter ended September 30, 2008. Charity/indigent care write-offs for the quarter were $18.0 million, compared to $15.1 million for the same period a year ago and $25.5 million for the third quarter ended September 30, 2008. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 22.9% for the fourth quarter, compared to 23.9% for the same quarter a year ago and 23.8% for the third quarter ended September 30, 2008.

Cash flow from continuing operating activities for the twelve month period ended December 31, 2008 was $425.6 million, after cash interest and cash tax payments aggregating $275.6 million.

For the year ended December 31, 2008, HMA reported net revenue of $4,451.6 million, EBITDA of $633.6 million; income from continuing operations of $223.3 million, or $0.91 per diluted share, and net income of $167.2 million, or $0.68 per diluted share. Excluding gains on sales of assets, including minority interests, impairments of assets and gains on the early extinguishment of debt, income from continuing operations was $94.3 million and diluted EPS from continuing operations was $0.39.

HMA’s management team will hold a conference call and webcast to discuss HMA’s fourth quarter and year-end consolidated financial results and the contents of this press release on Tuesday, February 24, 2009 at 11:30 a.m. EST. Investors are invited to access the webcast via HMA’s website located at www.hma.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476. HMA will archive a copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations,” for a period of 60 days following the conference call.

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Health Management Associates, Inc./Page 3

HMA’s mission is the delivery of compassionate and high quality health care services that improve the quality of life for its patients, physicians, and the communities it serves. HMA owns and operates 56 hospitals, with approximately 8,000 licensed beds, in non-urban communities located throughout the United States. All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. or its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, debt structure, bad debt expense, capital structure, other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net revenue	$1,111,826	$1,076,483	$4,451,611	$4,292,687
Operating expenses:
Salaries and benefits	462,417	438,303	1,828,258	1,717,677
Supplies	150,567	138,355	604,669	574,319
Provision for doubtful accounts	130,229	132,706	508,230	516,955
Depreciation and amortization	60,455	57,874	237,370	215,799
Rent expense	23,499	21,694	91,759	82,477
Other operating expenses	198,369	189,142	785,125	755,144

Total operating expenses	1,025,536	978,074	4,055,411	3,862,371

Income from operations	86,290	98,409	396,200	430,316
Other income (expense):
Gains (losses) on sales of assets, including minority equity interests, net	347	(1,014)	211,501	2,514
Interest and other income (expense), net	(4,784)	2,163	416	4,799
Interest expense	(56,462)	(63,321)	(238,749)	(222,743)
Gain on early extinguishment of debt, net	26,404	—	6,944	—
Deferred financing cost write-offs	—	—	(1,497)	(761)

Income from continuing operations before minority interest and income taxes	51,795	36,237	374,815	214,125
Minority interests in earnings of consolidated entities	(5,254)	(220)	(16,008)	(845)

Income from continuing operations before income taxes	46,541	36,017	358,807	213,280
Income tax expense	(17,498)	(11,291)	(135,505)	(79,127)

Income from continuing operations	29,043	24,726	223,302	134,153

Loss from discontinued operations, net of income taxes	(14,494)	(12,266)	(56,077)	(14,274)

Net income	$14,549	$12,460	$167,225	$119,879

Earnings (loss) per share:
Basic :
Continuing operations	$0.12	$0.10	$0.92	$0.56
Discontinued operations	(0.06)	(0.05)	(0.23)	(0.06)

Net income	$0.06	$0.05	$0.69	$0.50

Diluted :
Continuing operations	$0.12	$0.10	$0.91	$0.55
Discontinued operations	(0.06)	(0.05)	(0.23)	(0.06)

Net income	$0.06	$0.05	$0.68	$0.49

Dividends per share	$—	$—	$—	$10.00

Weighted average number of shares outstanding:
Basic	243,485	242,733	243,307	242,308
Add: Stock-based compensation arrangements	881	1,385	1,364	2,811

Diluted	244,366	244,118	244,671	245,119

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Twelve Months Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$167,225	$119,879
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	244,396	222,776
Provision for doubtful accounts	508,230	516,955
Stock-based compensation expense	18,226	18,402
Minority interests in earnings of consolidated entities	16,008	845
Gains on sales of assets, including minority equity interests, net	(211,501)	(2,514)
Deferred financing cost write-offs	1,497	761
Gain on early extinguishment of debt, net	(6,944)	—
Long-lived asset impairment charge	921	—
Other than temporary charge for available-for-sale securities	6,165	—
Deferred income tax expense	110,579	65,933
Changes in assets and liabilities of continuing operations:
Accounts receivable	(532,614)	(543,507)
Supplies and prepaid expenses	(10,592)	1,796
Prepaid and recoverable income taxes and income taxes payable	52,295	(63,883)
Deferred charges and other long-term assets	(5,114)	(15,426)
Accounts payable	29,660	8,595
Accrued expenses and other current liabilities	(13,849)	(37,919)
Other long-term liabilities	(5,100)	19,403
Equity compensation excess income tax benefit	—	(273)
Loss from discontinued operations, net of income taxes	56,077	14,274

Net cash provided by continuing operating activities	425,565	326,097

Cash flows from investing activities:
Acquisitions of minority interests and other	(8,526)	(38,599)
Additions to property, plant and equipment	(218,179)	(267,415)
Proceeds from sales of assets and insurance recoveries	17,712	32,196
Proceeds from sales of discontinued operations	18,166	70,000
(Increases) decreases in restricted funds, net	14,510	(10,674)

Net cash used in continuing investing activities	(176,317)	(214,492)

Cash flows from financing activities:
Proceeds from long-term debt, net	244,471	2,707,608
Principal payments on debt and capital lease obligations	(766,930)	(344,340)
Proceeds from exercises of stock options	—	24,793
Payments of financing costs	(350)	(3,277)
Investments by minority shareholders	327,655	8,369
Cash distributions to minority shareholders	(4,285)	(2,925)
Payments of cash dividends	—	(2,425,001)
Equity compensation excess income tax benefit	—	273

Net cash used in continuing financing activities	(199,439)	(34,500)

Net increase in cash and cash equivalents before discontinued operations	49,809	77,105
Net increase (decrease) in cash and cash equivalents from discontinued operations:
Operating activities	(30,077)	(14,954)
Investing activities	201	(4,450)
Financing activities	(306)	(528)

Net increase in cash and cash equivalents	19,627	57,173
Cash and cash equivalents at beginning of period	123,987	66,814

Cash and cash equivalents at end of period	$143,614	$123,987

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31, 2008	December 31, 2007
Assets
Current Assets:
Cash and cash equivalents	$143,614	$123,987
Accounts receivable, net	631,744	627,879
Other current assets	257,638	287,404
Assets of discontinued operations	18,085	79,150
Property, plant and equipment, net	2,430,169	2,403,746
Restricted funds	37,117	76,179
Other assets	1,037,162	1,045,574

	$4,555,529	$4,643,919

Liabilities and Stockholders’ Equity
Current liabilities	$490,271	$597,432
Deferred income taxes	77,474	70,457
Other long-term liabilities	491,036	308,210
Minority interests	155,558	20,223
Long-term debt	3,186,893	3,566,569
Stockholders’ equity	154,297	81,028

	$4,555,529	$4,643,919

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Total Hospitals *
Occupancy	44.4%	44.0%	44.9%	45.0%
Patient Days	323,897	320,962	1,314,609	1,313,029
Admissions	76,562	76,705	306,370	310,897
Adjusted Admissions	132,965	131,472	531,552	533,064
Average Length of Stay	4.2	4.2	4.3	4.2
Surgeries	67,898	69,473	275,951	279,563
Outpatient Revenue Percentage	47.3%	49.1%	48.2%	48.9%
Inpatient Revenue Percentage	52.7%	50.9%	51.8%	51.1%

*	Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008 (a)	2007 (a)	2008 (a)	2007 (a)
Net revenue	$1,111,826	$1,076,483	$4,451,611	$4,292,687
Less acquisitions, corporate and other	—	—	60,713	48,526

Same hospital net revenue	$1,111,826	$1,076,483	$4,390,898	$4,244,161

Income from continuing operations before income taxes	$46,541	$36,017	$358,807	$213,280

Adjustments:
(Gains) losses on sales of assets, including minority equity interests, net	(347)	1,014	(211,501)	(2,514)
Interest and other income (expense), net	4,784	(2,163)	(416)	(4,799)
Interest expense	56,462	63,321	238,749	222,743
Gain on early extinguishment of debt, net	(26,404)	—	(6,944)	—
Depreciation and amortization	60,455	57,874	237,370	215,799
Minority interest in earnings of consolidated entities	5,254	220	16,008	845
Deferred financing cost write-offs	—	—	1,497	761

EBITDA (b)	146,745	156,283	633,570	646,115

Adjustment for acquisitions, corporate and other	28,729	19,515	95,329	79,698

Same hospital EBITDA	$175,474	$175,798	$728,899	$725,813

Same hospital EBITDA margins =
Same hospital EBITDA / same hospital net revenue (b)	15.8%	16.3%	16.6%	17.1%

(a)	Continuing operations.
(b)	EBITDA is defined as earnings before interest expense, net interest and other income (expense), deferred financing cost write-offs, income taxes, depreciation and amortization, (gains) losses on sales of assets, minority interests, and net gain on early extinguishment of debt. EBITDA margin is defined as EBITDA divided by net revenue. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income or as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financials statements, as it provides a measure of HMA’s liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations, excluding the impact of gains on sales of certain assets and minority interests, gain on early extinguishment of debt and investment impairment. These tables are a non-GAAP presentation; nonetheless, HMA believes that providing this detail is beneficial to investors and other readers of HMA’s financial statements due to the significant impact these items had on income from continuing operations.

Three Months Ended December 31, 2008

	Continuing Operations	Gain on Early Extinguishment of Debt	Investment Impairment	Total, As Reported
Income from continuing operations before income taxes	$26,302	$26,404	$(6,165)	$46,541

Income tax expense	(9,825)	(9,769)	2,096	(17,498)

Income from continuing operations	$16,477	$16,635	$(4,069)	$29,043

Earnings per share:
Basic	$0.07	$0.07	$(0.02)	$0.12

Diluted	$0.07	$0.07	$(0.02)	$0.12

Twelve Months Ended December 31, 2008

	Continuing Operations	Gain on Early Extinguishment of Debt	Investment Impairment	Gains on Sales of Certain Assets and Minority Interests	Total, As Reported
Income from continuing operations before income taxes	$148,524	$6,944	$(6,165)	$209,504	$358,807

Income tax expense	(54,207)	(2,569)	2,096	(80,825)	(135,505)

Income from continuing operations	$94,317	$4,375	$(4,069)	$128,679	$223,302

Earnings per share:
Basic	$0.39	$0.02	$(0.02)	$0.53	$0.92

Diluted	$0.39	$0.02	$(0.02)	$0.52	$0.91

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